UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934

       Date of Report (Date of earliest event reported) February 5, 2002

                            Certified Services, Inc.
               (Exact name of Registrant as specified in charter)

      Nevada                          0-31527                 88-0444079
(State or other jurisdiction      (Commission File          (IRS. Employer
  of incorporation)                   Number)           Identification Number)




          10602 Timberwood Circle, Suite #9, Louisville, Kentucky 40223
             (Address of principal executive offices)        (Zip Code)

       Registrant's telephone number, including area code: (502) 339-4000

Item 3.  Other Events

         On January 29, 2002, the Company effectuated Lock-Up Agreements with 24 of its shareholders owning an aggregate of 688,800 shares of the Company's common stock. Pursuant to the Lock-Up Agreements, Shareholders agreed not to sell any of the "locked" shares for a period of one year in consideration for the Company not implementing a contemplated reverse split of its common stock on a 1 for 100 basis.

         As a result thereof, the Company will not consummate the reverse split of its common stock as set forth within the Stock Purchase Agreement between Midwest Merger Management, LLC, Certified Services, Inc. Michael Zuliani, Martin Bothmann, Colin Fidler, St. Andrews Venture Capital, Brian Paradis and Christine Recarey.

Item 7(c) Exhibits

             None

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             CERTIFIED SERVICES, INC.

Dated:  February 5, 2002

                                                  By: /s/  William Keywan
                                                  -----------------------
                                                  Name: William Keywan
                                                  Title:  President


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